UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 29, 2005

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

                [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, the Board of Directors of SYS approved the acceleration of the vesting of all unvested options to purchase shares of common stock of SYS that are held by employees, officers and directors as of June 30, 2005. These unvested options consist of both "in-the-money" as well as "out-of-the-money" options.

Options to purchase approximately 1,075,000 shares of common stock are subject to this acceleration.  The number of shares and exercise prices of the options subject to the acceleration are unchanged. The acceleration is effective as of June 30, 2005, provided that holders of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will be given the election to decline the acceleration of an option if such acceleration would have the effect of changing the status of such option for federal income tax purposes from an incentive stock option to a non-qualified stock option.

            The acceleration of these options was undertaken to eliminate future compensation expense that SYS would otherwise recognize in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment", issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning in July 2005.  Assuming that no holders of incentive stock options elect to decline the acceleration, the future expense subject to elimination as a result of the acceleration of the vesting of these options is estimated to be $760,000 (of which approximately $153,000 is attributable to options held by executive officers, approximately $423,000 is attributable to options held by all other employees and approximately $184,000 is attributable to options held by directors).  Should any of the option holders elect to decline the acceleration of option vesting, then there would be future expense associated with those options and the estimated expense elimination would be reduced.

SYS will report the avoided future expense in its annual fiscal 2005 financial statements as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

The table attached as Exhibit 99.1 summarizes the outstanding options subject to accelerated vesting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Summary of Options Subject to Acceleration.
99.2	Press release, dated June 30, 2005, announcing the acceleration of vesting of all unvested options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: June 30, 2005	By:	/s/ Michael W. Fink
Michael W. Fink, Secretary